Exhibit 5.1

DLA Piper LLP (US)

51 John F. Kennedy Parkway, Suite 120

Short Hills, New Jersey 07078

www.dlapiper.com

T: 973-520-2550

F: 973-520-2551

Attorney Responsible for Short Hills Office:

Emilio Ragosa

February 9, 2024

Alimera Sciences, Inc.

6310 Town Square, Suite 400

Alpharetta, GA 30005

Re: Alimera Sciences, Inc. - Registration Statement on Form S-8

Dear Ladies and Gentlemen:

We have acted as counsel to Alimera Sciences, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of an aggregate of 200,000 shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (“Common Stock”), consisting of (i) 125,000 shares of Common Stock issuable pursuant to a stock option award granted to Todd Wood, the President of U.S. Operations of the Registrant, to induce such individual to accept employment with the Registrant in accordance with Nasdaq Listing Rule 5635(c)(4) (the “Wood Inducement Award”) and (ii) 75,000 shares of Common Stock issuable pursuant to a stock option award granted to Elliot Maltz, the Chief Financial Officer of the Registrant, to induce such individual to accept employment with the Registrant in accordance with Nasdaq Listing Rule 5635(c)(4) (the “Maltz Inducement Award” and, together with the Wood Inducement Award, the “Inducement Awards”).

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when and to the extent issued in accordance with the terms of the Inducement Awards, the Shares will be validly issued, fully paid and nonassessable.

The opinion expressed herein is limited to the Delaware General Corporation Law.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the U.S. Securities and Exchange Commission thereunder.

Very truly yours,

/s/ DLA Piper LLP (US)